UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2008

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PARAMOUNT GOLD AND SILVER CORP.

(Exact name of registrant as specified in its charter)

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Delaware	0-51600	20-3690109
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

346 Waverley Street, Ottawa, Ontario Canada, K2P 0W5

(Address of Principal Executive Office) (Zip Code)

(613)  226-9881

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

     Certain  statements  included  in this Form 8-K regarding  Paramount Gold and Silver Corp.  ( the “Company”) that are not  historical  facts are  forward-looking statements,  including  the  information  provided  with  respect  to the future business  operations  and  anticipated  operations  of the Company.    These forward-looking  statements are based on current expectations, estimates,  assumptions and beliefs of management,  and words such as "expects," "anticipates,"   "intends,"   "plans,"   "believes,"   "estimates"  and  similar expressions  are intended to identify  such  forward-looking  statements.  These forward-looking  statements involve risks and uncertainties,  including, but not limited  to,  the  success  of our  current  or  proposed  business  activities.  Accordingly, actual results may differ.

Item 8.01  Other Events.

On April 30, 2008, Depository Trust Corporation resumed providing services for the Company.  The Company is now in compliance with  (i) Section 136 of the Amex Company Guide which states that all listed companies are subject to the Amex book entry settlement requirements as set forth in Amex Rule 776, and (ii)  Section 137 of the Amex Company Guide which states that all listed companies are subject to the Amex depository eligibility requirements  set form in Amex Rule 777.

As a result of DTC resuming services, the  AMEX issued a resumption of trading notice.

Exhibit 99.1

Press release dated April 30,  2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paramount Gold and Silver Corp.

By:	/s/ Christopher Crupi
Christopher Crupi Chief Executive Officer

Date:  April 30, 2008